Exhibit 10.3

Supplemental Agreement No. 2
Dated Effective as of 6 February 2015
To DRILLSHIP CONTRACT dated 24 June 2013

By and between
ALPHA ARCHER COMPANY (the “Buyer”)
and
DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD. (“Builder”)
(together, the “Parties” and each individually, a “Party”)

WHEREAS

A.	The Builder and the Buyer are parties to that certain Drillship Contract dated 24 June 2013 (the “Contract”) for the construction and sale of one (1) Deepwater Drillship with Hull No. 3622.

B.
On 1 November 2014, the Parties supplemented the Contract by executing Supplemental Agreement No. 1 (“Supplemental Agreement No. 1”), pursuant to which the DELIVERY DATE for the DRILLSHIP was extended from 31 December 2015 (the “Original Delivery Date”) to 30 June 2016 (the “Summer 2016 Delivery Date”) in exchange for payment to the BUILDER by the BUYER of INTERIM PAYMENT 1 (in the amount of USD $50,000,000) on 30 November 2014, INTERIM PAYMENT 2 (in the amount of USD $25,000,000) on 30 June 2015, and USD $3,214,250 on the Summer 2016 Delivery Date (the “Original Financing Payment”).

C.
The Parties now desire to extend the Summer 2016 Delivery Date by a minimum of an additional six (6) months and up to an additional twelve (12) months, and amend the Contract through this Supplemental Agreement No. 2 as set forth below.

NOW, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

1.
This Supplemental Agreement No. 2 (the “Agreement”) is supplemental to the Contract and shall be considered an integral part thereof. Unless otherwise defined in this Supplemental Agreement No. 2, words and expressions defined in the Contract or Supplemental Agreement No. 1 shall have the same meaning when used in this Supplemental Agreement No. 2.

2.
At any time prior to the Original Delivery Date, BUYER may give BUILDER written notice of its requirement that the Summer 2016 Delivery Date shall be extended by an additional six (6) months (the “Extension Period”) to 31 December 2016 (the “Winter 2016 Delivery Date”). In the event such notice is delivered, Article VII.2.(a) of the Contract shall be deleted in its entirety and shall be replaced with the following:

The DRILLSHIP shall be DELIVERED safely afloat by BUILDER to BUYER at a berth in the SHIPYARD on or before 31st December 2016, except that, in the event of delays in the construction of the DRILLSHIP or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for DELIVERY, the aforementioned date for DELIVERY of the DRILLSHIP shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of DELIVERY is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

3.	BUYER further agrees that, in the event the DELIVERY DATE is extended to the Winter 2016 Delivery Date pursuant to Clause 2 above:

a.
upon the commencement of the WARRANTY PERIOD as defined in Article IX.1 of the Contract and referenced in Clause 6 below, , BUYER will pay to BUILDER the Original Financing Payment plus USD $150,000,000.00 (“INTERIM PAYMENT 3”). The Parties agree that the CONTRACT PRICE, which was reduced pursuant to Supplemental Agreement No. 1, shall be further reduced by INTERIM PAYMENT 3 such that, at the DELIVERY DATE, PAYMENT MILESTONE 2 shall be reduced to USD $205,000,000.00. Accordingly, Article II.3(b) of the Contract shall be amended such that the phrase “Three Hundred Fifty Five Million (USD $355,000,000.00)” shall be deleted in its entirety and replaced with “Two Hundred Five Million (USD $205,000,000.00)”.

b.	upon the commencement of the WARRANTY PERIOD, the Letter of Credit issued in accordance with the Contract shall become null and void, and that Letter of Credit shall be returned to BUILDER.

c.
beginning with the commencement of the WARRANTY PERIOD, if it has not yet commenced, and continuing for every day throughout the Extension Period up to and including the earlier of the Winter 2016 Delivery Date or the delivery date set forth in the Accelerated Delivery Notice (as defined below), the BUILDER shall charge BUYER the following amounts:

i.
documented expenses in connection with the maintenance, preservation, storage and required third parties (the “Additional Work”) for the DRILLSHIP during the Extension Period. BUILDER shall provide the necessary labor and resources as per BUYER’s request on a reimbursable basis. In this case, the agreed rates (the “Maintenance Day Rate”) in Appendix 1 shall be applied. Staffing level for labor personnel provided by BUILDER shall be agreed in writing in advance by BUYER and shall remain subject to revision upon mutual written agreement of the Parties throughout the Extension Period. All labor personnel supplied by BUILDER must submit daily timesheets for approval to BUYER Project Manager in order to be reimbursed;

ii.
documented expenses for fuel oils and/or other consumables necessary for vessel operation, maintenance and preservation for the DRILLSHIP during the Extension Period as shall be supplied by BUILDER. Such consumables shall be reimbursed by BUYER at cost;

iii.
a fee of nineteen thousand six hundred fifty eight dollars United States Dollars (USD $19,658.00) per day (the “Additional Financing Payment - Winter 2016”), which amount shall be calculated by adding the daily interest on PAYMENT MILESTONE 2 (as amended by Clause 3, above) at a rate of three and one half percent (3.5%) per annum;

iv.	a fee of one thousand three hundred and thirty three United States Dollars (USD $1,333.00) per day (the “Additional Classification Payment”); and

v.	a fee of three thousand one hundred United States Dollars (USD $3,100.00) per day (the “ Additional Insurance Payment”).

d.
on the first of the month immediately following the commencement of the WARRANTY PERIOD, BUILDER shall invoice BUYER for the aggregate Maintenance Day Rate, Additional Financing Payment - Winter 2016, Additional Classification Payment and Additional Insurance Payment (“Extension Fee - Winter 2016”) accrued for the preceding calendar month. BUYER shall be obligated to pay the aggregate amount within 10 BANKING DAYS after receipt of the relevant invoice. Payment of such invoices shall be considered full and final payment to BUILDER of all of BUILDER’s costs incurred in connection with the extension of the DELIVERY DATE.

e.
notwithstanding the provisions of Article VII.2. of the Contract (as amended by this Supplemental Agreement No. 2), at any time after five (5) months from the Original Delivery Date but prior to 30 November 2016, BUYER may give BUILDER written notice of its requirement that the DRILLSHIP be delivered thirty (30) days from the date of such notice (the “Accelerated Delivery Notice - Winter 2016”). In the event an Accelerated Delivery Notice - Winter 2016 is delivered, upon receipt of the Accelerated Delivery Notice - Winter 2016, BUILDER will promptly restart its construction and other activities and use its best efforts to deliver the DRILLSHIP within the thirty (30) day period. In the event BUILDER fails to deliver the DRILLSHIP within thirty (30) days from receipt of such notice, BUYER shall not be liable for the Extension Fee - Winter 2016 for any day thereafter.

4.
Upon the delivery of written notice pursuant to Section 2 of this AGREEMENT and subsequent amendment of the Contract to extend the term to the Winter 2016 Delivery Date, BUYER may at any time prior to the Winter 2016 Delivery Date, give BUILDER written notice of its requirement that the Winter 2016 Delivery Date shall be extended by an additional six (6) months (the “Additional Extension Period”) to 30 June 2017 (the “Summer 2017 Delivery Date”). In the event such notice is delivered, Article VII.2.(a) of the Contract shall be deleted in its entirety and shall be replaced with the following:

The DRILLSHIP shall be DELIVERED safely afloat by BUILDER to BUYER at a berth in the SHIPYARD on or before 30th June 2017, except that, in the event of delays in the construction of the DRILLSHIP or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for DELIVERY, the aforementioned date for DELIVERY of the DRILLSHIP shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of DELIVERY is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

5.	BUYER further agrees that, in the event the DELIVERY DATE is extended to the Summer 2017 Delivery Date pursuant to Clause 4 above:

a.
upon commencement of the WARRANTY PERIOD as defined in Article IX.1 of the Contract and referenced in Clause 6 below, or if the WARRANTY PERIOD has already commenced, no later than 31 December 2016, BUYER will pay to BUILDER two hundred million United States Dollars (USD $200,000,000.00) (“INTERIM PAYMENT 4”). The Parties agree that the CONTRACT PRICE, which was reduced pursuant to Supplemental Agreement No. 1 and Clause 3(a) of this Agreement, including INTERIM PAYMENT 3 as referenced herein, shall be further reduced by INTERIM PAYMENT 4 such that, at the DELIVERY DATE, PAYMENT MILESTONE 2 shall be reduced to five million US Dollars (USD $5,000,00.00). Accordingly, Article II.3(b) of the Contract shall be amended such that the phrase “Three Hundred Five Million (USD $305,000,000.00)” shall be deleted in its entirety and replaced with “Five Million (USD $5,000,000.00)”.

b.
beginning with the commencement of the WARRANTY PERIOD, if it has not already commenced, and continuing for every day throughout the Additional Extension Period up to and including the earlier of the Summer 2017 Delivery Date or the delivery date set forth in the Accelerated Delivery Notice (as defined herein), the BUILDER shall charge BUYER the following amounts:

i.
documented expenses in connection with the maintenance, preservation, storage and required third parties, including BUILDER-supplied labor, for the DRILLSHIP during the Additional Extension Period shall be agreed in writing in advance and paid in accordance with Clause 3(b)(i) above using the Maintenance Day Rate schedule as set forth in Appendix 1;

ii.	documented expenses for fuel oils and/or other consumables necessary for the Additional Extension Period shall be supplied by BUILDER and reimbursed by BUYER in accordance with Clause 3(b)(ii) above;

iii.
a fee four hundred seventy nine United States Dollars (USD $479.00) per day (the “Additional Financing Payment - Summer 2017”), which amount shall be calculated by adding the daily interest on PAYMENT MILESTONE 2 (as amended by Clause 5, above) at a rate of three and one half percent (3.5%) per annum;

iv.	the Additional Classification Payment as set forth in Clause 3(b)(iv) above; and

v.	the Additional Insurance Payment as set forth in Clause 3(b)(v) above.

c.
on the first of the month immediately following the commencement of the WARRANTY PERIOD, BUILDER shall invoice BUYER for the aggregate Maintenance Day Rate, Additional Financing Payment - Summer 2017, Additional Classification Payment, and Additional Insurance Payment (“Extension Fee - Summer 2017”) accrued for the preceding calendar month. BUYER shall be obligated to pay the aggregate amount within 10 BANKING DAYS after receipt of the relevant invoice. Payment of such invoices shall be considered full and final payment to BUILDER of all of BUILDER’s costs incurred in connection with the extension of the DELIVERY DATE.

d.
notwithstanding the provisions of Article VII.2. of the Contract (as amended by this Supplemental Agreement No. 2), at any time after 30 November 2016 but prior to 31 May 2016, BUYER may give BUILDER written notice of its requirement that the DRILLSHIP be delivered three (3) months from the date of such notice (the “Accelerated Delivery Notice - Summer 2017”). In the event an Accelerated Delivery Notice - Summer 2017 is delivered, upon receipt of the Accelerated Delivery Notice - Summer 2017, BUILDER will promptly restart its construction and other activities and use its best efforts to deliver the DRILLSHIP within the thirty (30) day period. In the event BUILDER fails to deliver the DRILLSHIP within thirty (30) days from receipt of such notice, BUYER shall not be liable for the Extension Fee - Summer 2017 for any day thereafter.

6.
The Parties agree that the WARRANTY PERIOD as defined in Article IX.1 of the Contract shall commence on the Summer 2016 Delivery Date or a date prior to or thereafter when all of the contractual work scope is complete including commissioning, sea trials, SITs (MUD SIT with water only, TUBULAR SIT, BOP SIT excluding running BOP into water), punch clearing excluding minor punch(es) to be cleared before DELIVERY, and class certification if available at that time in place of the ACTUAL DELIVERY DATE in Article IX.1 of the Contract. To avoid any doubt, actual mud mixing and BOP running into the water shall be excluded from scope of work as defined in the Contract.

7.
To the extent National Oilwell Varco, Aker or GE-Hydril requires BUILDER to pay additional amounts to extend the warranty for any equipment installed on the DRILLSHIP or to store any equipment or material(s) to be integrated into the DRILLSHIP in connection with the amendment of the DELIVERY DATE, BUILDER shall promptly notify BUYER of the same. In the event BUYER is unable to negotiate an extension to such warranty with the vendor without an additional cost, BUYER shall be responsible for the additional amounts.

8.
BUILDER agrees to use its best efforts as far as reasonably practicable to keep the DRILLSHIP inside the breakwater area of BUILDER’s shipyard with existing facilities without any interference of the construction for any other ongoing project(s) in the shipyard.

9.
The existence and content of this Supplemental Agreement No. 2 shall remain strictly private and confidential to the Parties and their advisors and shall not be disclosed by either Party to any third party (except any financier of the Drillship or its advisers) absent the agreement of the other Party, save by compulsion of law or regulatory authority.

10.
Each Party hereto confirms that its respective obligations under, arising out of or in connection with, the Contract shall continue in full force and effect as amended by this Supplement Agreement No. 2.

11.
This Supplemental Agreement No. 2 shall be governed by and construed in accordance with the laws of England and any dispute arising under this Supplemental Agreement No. 2 shall be submitted to arbitration in accordance with Article XIII (DISPUTES AND ARBITRATION) of the Contract.

12.
This Supplemental Agreement No. 2 may be executed by each of the Parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Supplemental Agreement No. 2 in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Supplemental Agreement No. 2, although the original signature pages shall be thereafter appended to this Supplemental Agreement No. 2.

[Signature Page Follows]

For and on behalf of

Alpha Archer Company

By:
Name:
Title:

For and on behalf of

Daewoo Shipbuilding & Marine Engineering Co., Ltd.

By:
Name:
Title:

Signature page to H 3622 - Supplemental Agreement No. 2